Exhibit 99.1

Investor Relations ir@membershipcollectivegroup.com Media and Press press@membershipcollectivegroup.com

Membership Collective Group Announces Second Quarter 2022 Results

LONDON, U.K. August 17, 2022— Membership Collective Group Inc. (NYSE: MCG) (“MCG,” “Company,” “we” or “our”), a global membership platform of physical and digital spaces that connects a vibrant, diverse, and global group of members, today announced results for the second quarter ended July 3, 2022.

Second Quarter 2022 Financial Results

•
Total Members grew to 193,370 from 171,927 in the first quarter 2022 and 51.3% year-over-year
o
Soho House Members grew to 142,250 from 130,919 in the first quarter 2022, and 27.1% year-over-year
•
MCG Membership waitlist now sits at an all-time high of >81,500 and retention rates continue at pre-pandemic levels
•
Total revenues of $243.8 million, 96.5% year-over-year growth
•
Membership revenues of $65.9m increased by 46.9% year-over-year, accounting for 27.0% of Total revenues
•
In-House revenues grew to $109.7 million up 139.5% year-over-year
o
Revenue Per Available Room (“RevPAR”) was 39.6% higher year-over-year on a Like-for-Like basis.
•
Net loss attributable to Membership Collective Group Inc. was ($82.0m) or ($0.41) per share
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Adjusted EBITDA of $15.4m, up $27.9m from the second quarter 2021

“We had a good second quarter, welcoming more than 21,000 new MCG members and successfully opening a new Soho House in Los Angeles and The Ned NoMad in New York City. We have since opened two more Soho Houses, in Balham (South London) and Copenhagen, in July. We were able to grow revenue almost 100% year-over-year, driven by continued strong membership growth, as well as recovery of our In-House and Other revenues. This growth was despite significant FX headwinds and some continued COVID impact, most noticeably in Hong Kong”, said Nick Jones, Founder and CEO of MCG.

“We continue to increase our EBITDA and remain confident in our membership targets. We are on track to meet our target of nine new Soho House openings this year, as well as two new Ned sites in New York and Doha, and a new The LINE in San Francisco. We update our fiscal 2022 guidance primarily to reflect the impact of FX and Hong Kong on our reported numbers.”

Summary of Financial Results for the Quarter Ending July 3, 2022

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	July 3, 2022	July 4, 2021
Total revenues	$243,770	$124,079
Membership revenues	$65,889	$44,863
In-House revenues	$109,685	$45,793
Other revenues	$68,196	$33,423
Operating loss	$(65,488)	$(46,860)
House-Level Contribution(1)	$36,632	$16,743
House-Level Contribution margin (%)(1)	22%	19%
Other Contribution(1)	$12,707	$(3,779)
Other contribution margin (%)(1)	17%	(10)%
Net loss attributable to MCG Inc.	$(81,959)	$(55,987)
Adjusted EBITDA(1)	$15,385	$(12,556)
Adjusted EBITDA margin (%)(1)	6%	(10)%
Net debt(1)(2)	$443,766	$631,276
Weighted average Class A and Class B Shares outstanding	201,203,671	151,449,262
Basic and diluted loss per share	$(0.41)	$(0.43)

(1) See “Non-GAAP Financial Measures” on page 6 for reconciliations of Non-GAAP measures to GAAP measures.

(2) Net Debt is presented as of July 3, 2022 and July 4, 2021 respectively.

Expenses listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended
(in thousands, unless otherwise noted)	July 3, 2022	July 4, 2021
Pre-opening expenses	$3,741	$6,493
Non-cash rent(1)	(2,413)	(4,716)
Deferred registration fees, net	(507)	10

(1) Non-cash rent for the 13 weeks ended July 3, 2022 includes an out of period operating lease liability adjustment of $6,185. If this was excluded, Non-cash rent would have been $3,772.

We delivered the following highlights across our strategic priorities in the second quarter of Fiscal 2022

1. Global Expansion of Soho Houses

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Five Soho Houses have opened year-to-date, and we remain on track for nine Soho House openings this fiscal year
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The total number of Soho Houses increased to 36 by the end of the second quarter. We have now opened 20 new Houses since the beginning of 2018 including the two new openings in July
•
Cities Without Houses (CWH) launched in 10 new cities in the second quarter

2. Enhance Membership Value

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New Soho House openings continue to enhance membership value
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Our members' event, Soho Desert House, at Coachella drove 1.6 billion impressions. Members enjoyed performances by Billie Eilish and Anderson.Paak, as well as benefits from our event partners including Moet, Bacardi and Hugo Boss
•
The results of our efforts are reflected in record absolute membership growth in the quarter, a record waitlist, and continued high retention rates
•
Soho House members grew to 142,250 from 130,919 in the first quarter 2022, and 27.1% year-over-year

3. House Foundations

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After publishing our ESG report earlier this year, we have made good progress towards our 2030 goals
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We increased the number of Houses separating food waste by 20%, meeting our 2022 goal early
•
Soho Mentorship and Soho Fellowship – programs that help provide access and support in the creative industries – launched in four new locations: Brighton, Istanbul, Los Angeles and Balham (South London)
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We have grown the number of mentees and fellows ~70% since YE 2021

4. Operational Excellence While Delivering Growth

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We saw continued recovery of In-House revenue, driven by members coming back to the Houses and new offerings. Overall In-House revenues grew by 139.5% to $109.7 million in Q2 2022, up from $45.8 million in Q2 2021
•
Our accommodation performance continued to be strong, with RevPAR for Q2 2022 39.6% higher than Q2 2021
•
While inflationary pressures persist during 2022, to date, we have been able to offset most through pricing power and continued improvements in our purchasing across F&B and our retail business
•
For example, food and beverage cost of sales ratios have improved 230bps versus the second quarter 2019
•
House-level contribution margin increased 260bps year-over-year
•
We achieved second quarter 2022 Adjusted EBITDA of $15.4 million, an increase of $27.9 million compared to the second quarter of 2021

5. Launch & Grow New Membership Brands

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Soho Friends, Soho Works and HOME+ memberships continued to increase, adding 10,112 members during the second quarter to reach 51,120 members
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We have already welcomed ~700 new members to the newly opened The Ned NoMad in New York, and look forward to opening The Ned Doha later this year

•
Soho Works continued to benefit from the trend towards flexible working, with memberships growing 106% vs the second quarter of 2021
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New Soho Home collections resonated well - revenues in Q2 2022 increased by 105% YoY. Members continue to account for a significant proportion of revenues

6. Drive Digital Experience

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We now have 150k active app users
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86% of our members now use the Member app (SH.APP), logging in 19 times on average across the quarter. We saw approximately 75% of all bookings through the SH.APP
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The Soho Connect product has been introduced to House members, with a view to optimize it in preparation for launching of digital membership
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Sohohouse.com unique users increased 12% quarter-over-quarter and 69% year-over-year

Membership Summary for the Quarter Ending July 3, 2022

	As of
	July 3, 2022	July 4, 2021
Total Members	193,370	127,840
Total Soho House members	142,250	111,910
Frozen members	2,610	10,800
Soho Friends	37,839	9,340
Soho Works	6,442	3,155
HOME+	6,839	3,435
SH.APP Active Users	150,259	94,678

	As of
	July 3, 2022	July 4, 2021
	(Unaudited)
Number of Soho Houses	36	30
North America	13	11
United Kingdom	12	11
Europe/ROW	11	8
Number of Soho House Members	142,250	111,910
North America	53,879	42,296
United Kingdom	54,764	45,277
Europe/ROW	27,755	19,750
All Other	5,852	4,587
Number of Other Members	51,120	15,930
North America	13,421	3,268
United Kingdom	32,013	12,012
Europe/ROW	5,686	650
Number of Active App Users	150,259	94,678

Memberships

•
Total Members in the second quarter 2022 grew to 193,370 from 171,927 in the first quarter 2022 and by 51.3% year-over-year
•
Total Soho House Members grew to 142,250 from 130,919 in the first quarter 2022, as retention rates remained strong, alongside membership intakes in both new and existing Houses
•
Frozen Members totaled 2,610 at the end of the second quarter 2022, a further decrease of 909 since the end of the first quarter 2022. Frozen as a % of total membership is below pre-pandemic levels. Membership reactivations occurred across all regions
•
Other Memberships including Soho Friends, Soho Works and HOME+ increased to 51,120 members, an increase of 10,112 from the end of the first quarter 2022 and +221% increase year-on-year

Financing

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Membership Collective Group Inc. ended the second quarter 2022 with Cash and cash equivalents and Restricted cash of $266 million
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The Company has repurchased 2,254,505 shares for $17 million during the second quarter 2022

We’re updating our fiscal 2022 guidance. Our total Soho House members targets remains unchanged, but we lower revenue and EBITDA targets mostly reflecting headwinds from FX and Hong Kong:

FY2022 Guidance	Old Range	New Range**	New Range YoY %
Soho House Members	160,000 to 165,000	Unchanged	30% to 34%
Total Membership Revenues	$270 million to $280 million	$265 million to $275 million	40% to 45%
Total Revenues	$950 million to $1,025 million	$910 million to $985 million	62% to 76%
Adjusted EBITDA*	$80 million to $90 million	$70 million to $80 million	N/A

*without adding back pre-opening costs, non-cash rent and deferred registration fees which we currently estimate to be a total of ~$40 million combined for fiscal 2022 as a whole

**Assumes EUR/USD at 1.02 and GBP/USD at 1.21 for H2 2022, to reflect prevailing rates

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Wednesday, August 17, 2022, at 09:00 EDT / 14:00 BST.

A live broadcast and accompanying presentation will be available at MCG’s website

www.membershipcollectivegroup.com.

To listen to the live conference call, please dial;

USA:

Participant Toll-Free Dial-In Number: +1 (800) 715-9871
Participant Toll Dial-In Number: +1 (646) 307-19631

UK:

Participant UK Toll-Free Dial-In Number: +44 (0) 800 260 6466
Participant UK Toll Dial-In Number: +44 (0) 20 3481 4247

Conference ID: 7633905

A replay of the webcast will be available on the MCG website following the call for up to 90 days.

Contacts: -

Investor Relations: ir@membershipcollectivegroup.com

Press: press@membershipcollectivegroup.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See Appendix for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Quarterly Report on Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.membershipcollectivegroup.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA and Share-based compensation expense. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 are required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable against purchases of food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

REVENUE PER AVAILABLE ROOM. The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms by the average daily room rate realized.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net loss to Adjusted EBITDA for the 13 weeks ending July 3, 2022 and July 4, 2021 is set forth below:

	For the 13 Weeks Ended		Percent Change
	July 3, 2022	July 4, 2021	Actuals	Constant Currency(1)
	Actuals
	(Unaudited, dollar amounts in thousands, except share and per share amounts or unless otherwise noted)
Net loss	$(83,555)	$(57,108)	(46)%	(64)%
Depreciation and amortization	22,688	21,905	4%	16%
Interest expense, net	18,778	17,018	10%	24%
Income tax expense	509	3	n/m	n/m
EBITDA	(41,580)	(18,182)	n/m	n/m
Loss (gain) on sale of property and other, net	122	(6,903)	n/m	n/m
Share of (profit) loss of equity method investments	(1,342)	130	n/m	n/m
Foreign exchange(2)	57,176	1,055	n/m	n/m
Share of equity method investments adjusted EBITDA	2,365	1,456	62%	83%
Share-based compensation expense(2)	4,274	2,548	68%	89%
Membership credits expense(3)	555	1,404	(60)%	(56)%
COVID-19 related rebate(4)	—	(272)	n/m	n/m
Corporate financing and restructuring costs(5)	—	6,208	n/m	n/m
Out of period operating lease liability adjustment(6)	(6,185)	—	n/m	n/m
Adjusted EBITDA	$15,385	$(12,556)	n/m	n/m

(1)
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
(2)
See “Comparison of the 13 Weeks Ended July 3, 2022 and July 4, 2021 - Other Expenses” for information regarding the increase in foreign exchange and share-based compensation period-on-period.
(3)
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.
(4)
Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic. In 2021, we received a government grant related to business rates in the UK which reduced our COVID-19 related expenses.
(5)
Our Corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs do not relate to normal, recurring, cash operating expenses. In the second quarter of 2021, these costs consisted of IPO-related costs of $6 million.
(6)
Represents an out-of-period adjustment correcting an error with respect to the estimation of the operating lease liability identified during the 13 week period ended July 3, 2022 but relating to the 13 week period ended April 3, 2022 and fiscal years 2022, 2020 and 2019. There is no material impact from the correction of this error to previously reported periods

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the 13 weeks ending July 3, 2022 and July 4, 2021 is set forth below:

	For the 13 Weeks Ended
	July 3, 2022	July 4, 2021	Change %	April 4, 2021 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(65,488)	$(46,860)	(40)%	$(41,694)	(57)%
General and administrative	26,647	19,500	37%	17,350	54%
Pre-opening expenses	3,741	6,493	(42)%	5,777	(35)%
Depreciation and amortization	22,688	21,905	4%	19,490	16%
Share-based compensation	4,274	2,548	68%	2,267	89%
Foreign exchange loss, net	57,176	1,055	n/m	939	n/m
Other	301	8,323	(96)%	7,405	(96)%
Non-House membership revenues	(7,269)	(3,483)	n/m	(3,099)	n/m
Other revenues	(68,196)	(33,423)	n/m	(29,738)	n/m
Other operating expenses	62,758	40,685	54%	36,200	73%
House-Level Contribution	$36,632	$16,743	n/m	$14,897	n/m
Operating loss margin	(27)%	(38)%		(38)%
House-Level Contribution Margin	22%	19%		19%

	For the 13 Weeks Ended
	July 3, 2022	July 4, 2021	Change %	April 4, 2021 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(65,488)	$(46,860)	(40)%	$(41,694)	(57)%
General and administrative	26,647	19,500	37%	17,350	54%
Pre-opening expenses	3,741	6,493	(42)%	5,777	(35)%
Depreciation and amortization	22,688	21,905	4%	19,490	16%
Share-based compensation	4,274	2,548	68%	2,267	89%
Foreign exchange loss, net	57,176	1,055	n/m	939	n/m
Other	301	8,323	(96)%	7,405	(96)%
House membership revenues	(58,620)	(41,380)	(42)%	(36,818)	(59)%
In-House revenues	(109,685)	(45,793)	n/m	(40,745)	n/m
In-House operating expenses	131,673	70,430	87%	62,666	n/m
Total Other Contribution	$12,707	$(3,779)	n/m	$(3,362)	n/m
Operating loss margin	(27)%	(38)%		(38)%
Other Contribution Margin	17%	(10)%		(10)%

A reconciliation of Net Debt as of July 3, 2022 and July 4, 2021 is set forth below:

	As of		Percentage change
	July 3, 2022	July 4, 2021	Actuals	Constant Currency
Current portion of debt, net of debt issuance costs	$11,133	$96,678	(88)%	(87)%
Debt, net of current portion and debt issuance costs	559,631	457,169	22%	40%
Property mortgage loans, net of debt issuance costs	115,845	114,773	1%	15%
Current portion of related party loans	423	592	(29)%	(18)%
Related party loans, net of current portion and imputed interest	23,060	19,011	21%	38%
Total debt	710,092	688,223	3%	18%

Cash and cash equivalents	(259,065)	(48,980)	n/m	n/m
Restricted cash	(7,261)	(7,967)	9%	(4)%
Net Debt	$443,766	$631,276	(30)%	(20)%

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works, Soho Friends and SOHO HOME+ and are key to our growth strategy and enhancing our Soho House member experience. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the NON-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from the Ned.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenues, Soho Friends membership revenues and SOHO HOME+ membership revenues.

SH.APP ACTIVE USERS. SH.APP Active App Users is defined as unique users who have logged into our membership App within the last three months.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the second half of fiscal 2022, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended January 2, 2022 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@membershipcollectivegroup.com

Media and Press

press@membershipcollectivegroup.com

About Membership Collective Group:

The Membership Collective Group (MCG) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the MCG platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with MCG through our global collection, as at July 3, 2022, of 36 Soho Houses, 9 Soho Works, The Ned in London and New York, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The LINE and Saguaro hotels in North America also form part of MCG’s wider portfolio.

For more information, please visit www.membershipcollectivegroup.com.

Source: Membership Collective Group (MCG)